UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2006

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its chapter)

Nevada	333-104132	71-0928242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6870 La Valle Plateada Rancho Santa Fe, California	92067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858)525-5695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On November 21, 2006, the Company announced its planned reverse stock split of Benacquista Galleries, Inc. common shares, par value $.0001, at a ratio of one post-reverse split share for every 10 pre-split shares as approved by its Board of Directors. The reverse stock split, which was approved by the Board of the directors on November 21, 2006 will become effective as of 12:01 a.m. on December 18, 2006 so that shareholders as of such date will hold one new Benacquista common share for every 10 Benacquista common shares that they held prior to such time. The new Benacquista common shares will start trading on the OTC Bulletin Board when the market opens on December 18, 2006. No fractional shares will be issued as a result of the reverse stock split. Registered shareholders otherwise entitled to a fractional share interest as a result of the reverse split will be entitled to receipt of a full share.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 21, 2006, Don Tolman resigned from our board of directors in order to pursue on a full-time basis his other business ventures. Our board currently consists of sole officer and director James Price.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benacquista Galleries, Inc.
(Registrant)

Date: November 21, 2006	By:	/s/ James Price
James Price
Chief Executive Officer